EXHIBIT 99.2

Well Adjusted Venture, LLC and Affiliate

Consolidated Condensed Financial Statements

as of June 30, 2019 and December 31, 2018 and

for the three and six months ended June 30, 2019 and 2018

WELL ADJUSTED VENTURE LLC AND AFFILIATE

CONDENSED STATEMENTS OF FINANCIAL POSITIONS

	(Unaudited)
	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,350	$19,526
Total current assets	1,350	19,526
Property and equipment, net	24,593	30,368
Franchise fees, net	9,425	10,875
Deposits and other assets	10,605	11,250
Total assets	$45,973	$72,019

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Deferred revenue	67,407	$68,895
Other current liabilities	20,316	19,798
Total current liabilities	87,723	88,693
Other liabilities	-	-
Total liabilities	87,723	88,693

Commitments and contingencies (Note 4)

Members' deficit	(41,750)	(16,674)
Total liabilities and members' deficit	$45,973	$72,019

The accompanying notes are an integral part of these consolidated financial statements

WELL ADJUSTED VENTURE LLC AND AFFILIATE

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Revenues	$109,332	$130,993	$218,275	$250,962

Expenses:
Selling and marketing expenses	3,266	1,466	6,485	2,705
Depreciation and amortization	3,350	3,875	7,225	7,750
General and administrative expenses	83,875	86,267	189,932	181,845
Total selling, general and administrative expenses	90,491	91,608	203,642	192,300

Income from operations	18,841	39,385	14,633	58,662

Other expense, net	(3,033)	(2,460)	(6,009)	(5,211)
Net income and comprehensive income	$15,808	$36,925	$8,624	$53,451

The accompanying notes are an integral part of these consolidated financial statements

WELL ADJUSTED VENTURE LLC AND AFFILIATE

CONDENSED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$8,624	$53,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,225	7,750
Deposits and other assets	644	-
Other liabilities	520	(1,530)
Deferred revenue	(1,489)	4,296
Net cash provided by operating activities	15,524	63,967

Cash flows from investing activities:
Purchase of property and equipment	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Distributions to owners	(33,700)	(67,734)
Net cash used in financing activities	(33,700)	(67,734)

Decrease in cash	(18,176)	(3,767)
Cash, beginning of period	19,526	21,912
Cash, end of period	$1,350	$18,145

The accompanying notes are an integral part of these consolidated financial statements

WELL ADJUSTED VENTURE LLC AND AFFILIATE

CONDENSED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT

(Unaudited)

Total
members' deficit
Balances, December 31, 2017	$(9,059)
Distributions to owners	(67,734)
Net income	53,451
Balances, June 30, 2018	$(23,342)

Balances, December 31, 2018	$(16,674)
Distributions to owners	(33,700)
Net income	8,624
Balances, June 30, 2019	$(41,750)

The accompanying notes are an integral part of these consolidated financial statements

WELL ADJUSTED VENTURE LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Well Adjusted Venture LLC and Sahagun Chiropractic Corporation (collectively, the “Company”) was formed for the purpose of operating a franchise for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

On August 15, 2019, Well Adjusted Venture LLC entered into an agreement with The Joint in which it sold substantially all of the assets of the developed franchise and terminated its franchise rights under the franchise agreement for consideration of $325,000.

Basis of Presentation

The preparation of the Company’s accompanying financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue, costs, expenses and other (expenses) income that are reported in the financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Basis of Consolidation

The audited consolidated financial statements include the results of Well Adjusted Venture LLC and the professional corporation, Sahagun Chiropractic Corporation, a California professional service corporation (the “PC”). All intercompany balances and transactions have been eliminated upon consolidation.

Variable Interest Entities (VIE)

The Company does not own its chiropractic practice, as California is one of the states that regulate the practice of chiropractic care and require that chiropractic services be provided by legal entities organized under state laws as professional corporations. As such, the Company entered into a long-term management agreement with the PC which is owned by the licensed chiropractor, which, in turn, employ or contract with chiropractors who provide professional chiropractic cares in the Company’s clinic. The management agreement has terms that provide for the Company to conduct, supervise, and manage the day-to-day non-clinical operations of the clinic and provide all management and administrative services. The Company receives a fixed management fee for these services. Based on the provisions of the agreement, the Company has determined that it has the power to control certain significant non-clinical activities of the PC. Accordingly, the PC is a VIE for which the Company is the primary beneficiary and must consolidate the VIE as defined by Accounting Standards Codification 810 – Consolidations.

Comprehensive Income

Net income and comprehensive income are the same for the three and six months ended June 30, 2019 and 2018.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of June 30, 2019 and December 31, 2018.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 is paid to The Joint. The fees are amortized on a straight-line basis over a period of 10 years, which is the term of the franchise agreement.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to estimated undiscounted future cash flows in its assessment of whether or not long-lived assets are recoverable. No impairments of long-lived assets were recorded for the three and six months ended June 30, 2019 and 2018.

Revenue Recognition

The Company earns revenues from clinics that it owns and operates, and revenues are recognized when services are performed. The Company offers a variety of membership and wellness packages which feature discounted pricing as compared with its single-visit pricing.  Amounts collected in advance for membership and wellness packages are recorded as deferred revenue and recognized when the service is performed.

Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees based on a percentage of sales, including 7% for royalties and 2% for advertising fees. Total royalties and advertising fees for the three and six months ended June 30, 2019 were $10,016, and $20,320, respectively. Total royalties and advertising fees for the three and six months ended June 30, 2018 were $12,073, and $23,184, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses for the three and six months ended June 30, 2019 were $3,266, and $6,485, respectively. Advertising expenses for the three and six months ended June 30, 2018 were $1,466, and $2,705, respectively.

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more likely than not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's members rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

Off-Balance Sheet Arrangements

An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has an obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

As of June 30, 2019, and December 31, 2018, the member of the Company had an outstanding loan of $47,337, with a lender where the member had agreed to provide a pledge of 100% interest in the Company as a security against the moneys owed. The lender has since agreed to remove the lien and the clinic is unencumbered as of October 22, 2019.

Recent Accounting Pronouncements

Newly Issued Accounting Standards Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09 - Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard also calls for additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard becomes effective for the Company as of the acquisition date by The Joint.

In February 2016, the FASB issued the guidance of Accounting Standards Codification 842 – Leases. The new guidance will require lessees to recognize a right-of-use asset and a lease liability for virtually all leases, other than leases with a term of 12 months or less, and to provide additional disclosures about leasing arrangements. The Company will adopt this using the modified retrospective approach. The Company is still finalizing its adoption procedures, but it anticipates that the adoption of this standard will result in the recognition of additional right-of-use assets and lease liabilities for minimum commitments under noncancelable operating leases of approximately $210,000 as of the date of adoption.

The Company reviewed other newly issued accounting pronouncements and concluded that they either are not applicable to the Company's operations or that no material effect is expected on the Company's financial statements upon future adoption.

Note 2: Property and Equipment

Property and equipment consist of the following:

	June 30, 2019	December 31, 2018
Leasehold improvements	$56,180	$56,180
Furniture and fixtures	30,540	30,540
Office equipment	7,240	7,240
	93,960	93,960
Less accumulated depreciation	(69,367)	(63,592)
Total property and equipment, net	$24,593	$30,368

Depreciation expense was $2,625 and $5,775 for the three and six months ended June 30, 2019, respectively.

Depreciation expense was $3,150 and $6,300 for the three and six months ended June 30, 2018, respectively.

Note 3: Franchise fees

Franchise fees consist of the following:

	June 30, 2019	December 31, 2018
Franchise fee	$29,000	$29,000
Less accumulated amortization	(19,575)	(18,125)
Franchise fee, net	$9,425	$10,875

Amortization expense related to the Company’s franchise fees were $725 and $1,450 for the three and six months ended June 30, 2019, respectively.

Amortization expense related to the Company’s franchise fees were $725 and $1,450 for the three and six months ended June 30, 2018, respectively.

Estimated amortization expense for the remainder of 2019 and subsequent years is as follows:

Future amortization expense
2019 (remainder)	$1,450
2020	2,900
2021	2,900
2022	2,175
Total	$9,425

Note 4: Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.